UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

INTERNATIONAL LAND ALLIANCE, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	000-56111	46-3752361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 10th Av., Suite 1000, San Diego, CA 92101

(Address of principal executive offices)

(877) 661-4811

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	ILAL	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “ILAL,” and “our” refer to International Land Alliance, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2023, the Company, executed a definitive Securities Purchase Agreement (the “Agreement”) to acquire the remaining 75% of the membership interests of Rancho Costa Verde Development, LLC (the “Membership Interests”) from International Real Estate Development, LLC (“Seller”) for $13.5 million, consisting of a $8.9 million Secured Convertible Promissory Note (the “Note”), 20,000,000 shares of the Company’s common stock and warrants to purchase 33,000,000 shares of the Company’s common stock. The common stock and warrants were valued at $4.6 million. In accordance with the Agreement, the company executed a Security Agreement securing payment of the Note with the Membership Interests.

Rancho Costa Verde Development (“RCV”) is a profitable 1,100-acre, 1,400-lot master planned community in Baja California, located approximately eight kilometers north of the Company’s Oasis Park Resort on the Sea of Cortez. To date, RCV has sold over 1,000 residential lots and built 55 single family homes with 34 under construction. This is in addition to a completed boutique hotel and clubhouse. For the 12- months ended December 31, 2022, RCV has sold 67 residential lots, generated approximately $2.2 million in gross lot sales and started or signed contracts to begin construction on another 22 single family homes for approximately $4.5M.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the acquisition of the Membership Interests and the transactions contemplated thereby is incorporated herein by reference. The Common Stock and Warrants issued or to be issued pursuant to the acquisition were sold and issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required by Item 9.01 with respect to the acquisition described in Item 1.01 are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 1.01.

(b) Pro forma financial information. The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 1.01 above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 1.01.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement between the Company and International Real Estate Development, LLC dated January 3, 2023
10.2	Security Agreement dated January 3, 2023 between the Company and the Seller.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LAND ALLIANCE, INC.

Date: January 9, 2023	By:	/s/ Roberto Valdes
Roberto Valdes
Chief Executive Officer